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                                                                   Exhibit 10.59


                                                                  EXECUTION COPY


                 CTI - INDIVIDUAL STOCKHOLDERS OPTION AGREEMENT


         This Agreement (the "Agreement"), is made as of this 10th day of July, 1996 by and among CytoTherapeutics, Inc., a Delaware corporation ("CTI") and each of those individuals listed as Exhibit A (the "Individual Stockholders").

         WHEREAS, each of CTI and the Individual Stockholders owns that number of shares of Common Stock ("Common Stock") of Modex Therapeutiques, S.A. ("Modex") set forth next to its or his name on Exhibit A acquired on foundation of Modex; and

         WHEREAS, simultaneously herewith CTI has invested SFr 1.2 million to subscribe for certain additional shares of Common Stock, loaned to Modex an additional SFr 1.2 million pursuant to a Convertible Loan Agreement dated as of the same date as this Agreement and agreed, under such Agreement, to loan Modex an additional SFr 2.4 million on the second anniversary of this Agreement (the "Second Anniversary") if certain conditions are met; and

         WHEREAS, simultaneously herewith each of the Individual Stockholders, with the possible exception of Shimon Efrat, has entered into a Consulting Agreement of even date herewith (each a "Consulting Agreement") with Modex; and

         WHEREAS, it was a condition to CTI making such investments in Modex simultaneously herewith that the Individual Stockholders enter into this Agreement; and

         WHEREAS, CTI wishes to arrange for an option to acquire the shares of Common Stock held by the Individual Stockholders, and the Individual Stockholders wish to grant to CTI such an option, on the terms and conditions contained herein; and

         WHEREAS, the Individual Stockholders wish to obtain an option to require CTI to purchase the shares of Common Stock held by the Individual Stockholders and CTI is willing to grant such an option, under the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CTI and the Individual Stockholders hereby agree as follows:


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         1.  Restrictions on Transfer.

         (a) Individual Stockholders Shares. None of the shares of Common Stock acquired by any Individual Stockholder on the formation of Modex (collectively, the "Individual Stockholders Shares") may be sold, exchanged, signed, transferred, pledged, hypothecated or otherwise encumbered or disposed of, at any time prior to the expiration of this Agreement except pursuant to the exercise by such Individual Stockholder of the Individual Stockholders Exchange Option, or the exercise by CTI of the CTI Exchange Option (in each case, as defined below).

         (b) Certificates to be Held by Notary. The Individual Stockholders Shares shall be held by a Notary acceptable to CTI and the Individual Stockholders under the terms of an Escrow Agreement acceptable to the Notary, CTI and the Individual Stockholders until the earlier of the termination of this Agreement or such time as such Individual Stockholders Shares shall have been exchanged in accordance with the provisions hereof. Any new, additional or different securities which any Individual Stockholder may be entitled to receive by virtue of any stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, split-up or other similar change shall be held by such Notary and subject to the same restrictions, terms and conditions as set forth herein. Each Individual Stockholder shall possess all rights of ownership of his Individual Stockholders Shares, including the right to receive or reinvest dividends with respect to such Individual Stockholders Shares and to vote such Individual Stockholder Shares (subject to the terms of any other agreements applicable thereto) and to receive any and all payments made with respect to such Individual Stockholders Shares, except that such Individual Stockholder shall not be entitled to possession of his Individual Stockholders Shares until the restrictions provided for in this Agreement have lapsed.

         2.  CTI Option to Acquire Individual Stockholders Shares.

         (a) CTI Exchange Option. CTI shall have the option (the "CTI Exchange Option"), at any time and from time to time, to purchase any or all of any Individual Stockholder's Individual Stockholders Shares by exchanging 13.145 shares (subject to adjustment as provided in Section 4 below) of CTI Common Stock, $.01 par value ("CTI Common Stock") for each share of such Individual Stockholders Shares so acquired.

         (b) Efrat Purchase Option. CTI Repurchase of Dr. Efrat's Subject Shares. In the event Dr. Efrat has entered into a Consulting Agreement with Modex dated on or about the date hereof, the provisions of subsection (c) of this Section 2 shall apply and the provisions of this sub-section (b) shall be of no further force or effect. In the event Dr. Efrat has not entered into a Consulting Agreement with Modex dated on or about the date hereof, CTI shall have the right at any time within two (2) years from date hereof to purchase from Dr. Efrat all of Dr. Efrat's Subject Shares (as defined below) for 10 SF per share (the "Efrat Repurchase Right")


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         (c) CTI Repurchase of Subject Shares. In the event that, within two (2)
years of the date hereof, any Individual Stockholder ceases to serve as a consultant to Modex as a result of the termination of such Individual Stockholder's consulting relationship under the Consulting Agreement by Modex for "Cause" (as defined in the Consulting Agreement) or by the Individual Stockholder without "Good Reason" (as defined in the Consulting Agreement), CTI shall thereafter have the right (the "Repurchase Right") to purchase from such Individual Stockholder all of such Individual Stockholder's shares of Modex stock identified on Schedule C as "Subject Shares" (the "Subject Shares") for 10 SF per share.

         (d) Call Notice. CTI shall notify any Individual Stockholder of any exercise of the CTI Exchange Option in writing (the "Call Notice") and shall deliver to the Notary for delivery to such Individual Stockholder the aggregate number of shares of CTI Common Stock required hereunder within 30 days of the date of such Call Notice (the "Call Notice Date"). Upon such delivery, the Notary shall promptly release to CTI the acquired Individual Stockholders Shares and deliver to such Individual Stockholder such shares of CTI Common Stock.

         (e) Repurchase Notice. CTI shall notify any Individual Stockholder of any exercise of the Repurchase Right or the Efrat Repurchase Right, as the case may be, in writing (the "Repurchase Notice"), which notice shall set forth the number of Subject Shares to be purchased by CTI and the time, date and location in Lausanne, Switzerland (or other location mutually agreeable to CTI and the Individual Stockholder) of the closing of the purchase by CTI of the Subject Shares. At such closing, the Individual Stockholder shall deliver to CTI the stock certificates evidencing the Subject Shares to be purchased duly endorsed in blank and CTI shall deliver to the Individual Stockholder the aggregate purchase price for the Subject Shares to be purchased by CTI by check or wire transfer.

         3. Individual Stockholders' Option to Require CTI to Acquire Individual Stockholders Shares.

         (a) Each Individual Stockholder's Exchange Option. Each Individual Stockholder shall have the option, at any time and from time to time (the "Individual Stockholders Exchange Option"), to require CTI to acquire any or all of such Individual Stockholder's Individual Stockholders Shares in exchange for
13.145 shares (subject to adjustment as provided in Section 4 below) of CTI Common Stock for each share of such Individual Stockholders Shares so acquired.

         (b) Put Notice. Any Individual Stockholder wishing to exercise his Individual Stockholders Exchange Option shall notify CTI of such exercise in writing (the "Put Notice") and shall instruct the Notary to deliver to CTI the Individual Stockholders Shares to be acquired by CTI upon delivery by CTI to the Notary of the shares of CTI Common Stock to be delivered in exchange for such Individual Stockholders Shares. CTI shall deliver to the Notary for delivery to such Individual Stockholder the aggregate number of shares of CTI Common Stock required hereunder within 30 days of the date of such Put Notice (the "Put

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Notice Date"). Upon such delivery, the Notary shall promptly release to CTI the acquired Individual Stockholders Shares and deliver to such Individual Stockholder such shares of CTI Common Stock.

         4.  Adjustments; Fractional Shares.

         The number of shares of CTI Common Stock to be exchanged for each share of Individual Stockholders Shares hereunder shall be appropriately adjusted to reflect any stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, split-up or other similar change (occurring at any time prior to the release and delivery of any such shares as provided for in Section 2 or 3 hereunder) with respect to or otherwise affecting the Individual Stockholders Shares or the CTI Common Stock or both. In lieu of the issuance of any fractional shares of CTI Common Stock, CTI shall pay to Individual Stockholder in cash an amount equal to the value of any fractional share, determined on the basis of the closing price for the shares of CTI Common Stock on the Call Notice Date or the Put Notice Date, as the case may be.

         5. Representations, Warranties and Agreements.

         Each Individual Stockholder hereby acknowledges, represents and warrants to, and agrees with, CTI as follows:

                  (a) Individual Stockholder understands that the shares of CTI Common Stock that Individual Stockholder may receive hereunder have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), or any state or foreign securities laws and are expected to be issued in reliance upon Regulation S promulgated under the Securities Act;

                  (b) Individual Stockholder has been supplied with or has had sufficient access to all other information, including financial statements and other financial information of CTI, to which a reasonable investor would attach significance in making investment decisions, and has had the opportunity to ask questions and receive answers from knowledgeable individuals concerning CTI, so that, as a reasonable investor, Individual Stockholder has been able to make his own independent decision to put himself in a position wherein he may be acquiring such CTI Common Stock;

                  (c) Individual Stockholder is not a U.S. Person and is not entering into this Agreement in order to acquire any CTI Common Stock for the account or benefit of a U.S. Person. For purposes of this Agreement, "U.S. Person" shall have the meaning set forth in Rule 903(o) of Regulation S under the Securities Act;

                  (d) Individual Stockholder agrees not to offer or sell such CTI Common Stock in the United States or to or for the account or benefit of a U.S. Person or citizen of the United States prior to the expiration of the forty
(40) day period commencing on the date

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Individual Stockholder receives any such CTI Common Stock hereunder (the
"Restricted Period"). Individual Stockholder acknowledges that CTI will not authorize any transfer or sale of such CTI Common Stock in the United States or to a U.S. Person or citizen of the United States other than in accordance with Regulation S and U.S. federal securities laws. Prior to any sale or transfer of such CTI Common Stock during the Restricted Period or in the United States or to a U.S. Person, CTI may require the written opinion of United States legal counsel addressed to CTI, as to whether such transfer or sale is in compliance with the Securities Act and the rules and regulations applicable thereunder, including Regulation S, and may require certification of the transferor and the transferee of such CTI Common Stock as to such compliance; and

                  (e) Should Regulation S not be available with regard to any exercise of the Individual Stockholders Exchange Option or the CTI Exchange Option (for example, because Individual Stockholder is or has become a U.S. Person), Individual Stockholder and CTI acknowledge and agree that the Shares of CTI Common Stock to be issued in exchange for Individual Stockholder's Individual Stockholders Shares hereunder shall be issued in a private placement exempt from the registration requirements of the Securities Act pursuant to
Section 4.2 of such Act and that any shares of CTI Common Stock so issued shall be subject to the restrictions generally applicable to such securities in transactions which qualify for such exemption.

         6. Legend.

         Each certificate representing the CTI Common Stock issued hereunder pursuant to Regulation S shall bear a restrictive legend in substantially the form set forth below:

                  "The securities represented by this certificate have not been registered under the U.S. Securities Act of 1933, as amended (the "Act"), and have been issued pursuant to an exemption from registration pursuant to Regulation S under the Act. These shares cannot be transferred, offered, or sold in the United States or to a U.S. Person (as that term is defined in Regulation S) unless such shares are registered under the Act or an exemption from registration is available. The offer or sale of these shares to a U.S. Person (as that term is defined in Regulation S) or in the United States is subject to certain restrictions as set forth in that certain Option Agreement dated July 10, 1996 between CTI and the original holders of these shares."

Shares of CTI Common Stock, if any, issued in a private placement pursuant to
Section 5(e) shall also bear an appropriate restrictive legend.

         7. Shares of CTI Common Stock to be Received From Modex Under each Individual Stockholder's Consulting Agreement. Each Individual Stockholder agrees that any shares of CTI Common Stock received by such Individual Stockholder from Modex under such

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Individual Stockholder's Consulting Agreement with Modex dated as of the same date as this Agreement shall be subject to the same restrictions provided for in Sections 5 and 6 hereof.

         8. Termination.

         (a) This Agreement shall terminate on the earlier to occur of the tenth anniversary of this Agreement or the closing of an underwritten public offering of the Common Stock.

         9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been received when delivered to CTI and Individual Stockholder at their respective addresses set forth on Exhibit A, or in any case to such other address as the addressee shall have furnished to the other parties hereto in the manner prescribed by this Section .

         10. Specific Performance. The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

         11. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes and cancels all prior agreements and understandings between them or any of them as to such subject matter.

         12. Waivers and Further Agreements. Neither this Agreement nor any provision hereof may be waived, modified, terminated or amended except by a written agreement signed by CTI and all Individual Stockholders. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

         13. Assignment; Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns. Without limiting the generality of the foregoing sentence, more particularly, while this Agreement does not contemplate the transfer of any Individual Stockholders Shares except upon an exercise by CTI of the CTI Exchange Option or an exercise by an Individual Stockholder of the Individual Stockholders Exchange Option, should any such transfer occur by agreement of the parties or by operation of law, the transferee of such shares shall, to the maximum extent permitted by law, be bound by the terms of this Agreement and any applicable provisions of the Articles of Incorporation of Modex.


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         14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments.

         15. Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         16. Choice of Law. This Agreement shall be governed and construed according to the internal laws of Switzerland.

         17. Dispute Resolution. All disputes, differences, controversies or claims arising in connection with, or questions occurring under, this Agreement shall be settled as provided in Exhibit B.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                              CYTOTHERAPEUTICS, INC.


                              By/s/ Frederic A. Eustis, III
                                ------------------------------------------
                                    Title:  Vice President General Counsel


                              /s/ Patrick Aebischer
                              --------------------------------------------
                              Patrick Aebischer

                              /s/ Max Wilhelm
                              --------------------------------------------
                              Max Wilhelm

                              /s/ Bernard Thorens
                              --------------------------------------------
                              Bernard Thorens

                              /s/ Shimon Efrat
                              --------------------------------------------
                              Shimon Efrat



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
                                                                       EXHIBIT A


        Original Shares                                Shares of Modex
        ---------------                                  Acquired Upon
                                                       Formation of Modex
                                                       ------------------

CTI                                                             6500

Individual Stockholders

         Patrick Aebischer                                      1826

         Bernard Thorens                                        1826

         Max Wilhelm                                            1522

         Shimon Efrat                                           1826

                                                                       EXHIBIT B

                                   Arbitration

         Any and all disputes, controversies or claims arising out of, involving or relating to the existence, validity, performance, amendment, breach or termination of this Agreement shall be referred to, settled and finally resolved exclusively under the rules of arbitration of La Chambre de Commerce et d'Industrie de Geneve ("CCIG") by an arbitral tribunal appointed as set forth herein in accordance with said rules. To the extent not prohibited under applicable law, the arbitral tribunal's decision shall be final and binding on the parties and, to the extent not prohibited under applicable law, the parties hereby exclude any right of appeal to any court on the merits of any dispute.

         Subject to the provisions of the last paragraph, each party shall nominate one arbitrator. If a party fails to nominate an arbitrator within thirty (30) days from the date when the claimant's request for arbitration has been communicated to the other party, such appointment shall be made by the rules of CCIG. The two arbitrators so appointed shall agree upon the third arbitrator who shall act as Chair of the arbitral tribunal. If said two arbitrators fail to nominate a Chair within thirty (30) days from the latter of the two appointments, the Chair shall be selected by the rules of CCIG. Such appointment shall be final and binding upon the parties.

         The place of arbitration shall be Geneva, Switzerland.

         The language to be used in the arbitral proceeding shall be English.

         The proceedings shall be governed by the provisions of Chapter 12 of the Swiss Federal Act on International Private Law of December 18, 1987 relating to international arbitration and the rules of arbitration of CCIG.

         This Agreement and the arbitral award shall be governed by the law of Switzerland. The award shall be in writing and shall include the arbitral tribunal's decision as to the costs of the arbitration and reasonable legal fees. The award may grant any relief appropriate under the applicable law, including without limitation declaratory relief and/or specific performance. The award will be notified to the parties by the Arbitral Tribunal.

         In the event that disputes arise between two parties under this Agreement and any other agreement, document or instrument executed in connection with the transactions contemplated hereby, such disputes shall be resolved in a consolidated arbitral proceeding by the three arbitrators appointed in accordance with the provisions above. Notwithstanding the foregoing, in the event that disputes arise between more than two parties under this Agreement or under this Agreement and any other agreement,

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         document or instrument executed in connection with the transactions contemplated hereby, such disputes shall be resolved in a consolidated arbitral proceeding by a single arbitrator appointed in accordance with the rules of CCIG.


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                                                                       EXHIBIT C

                                   Subject Shares

         Individual Stockholder                         Number of Subject Shares
         ----------------------                         ------------------------
         Patrick Aebischer                                        1522
         Bernard Thorens                                          1522
         Max Wilhelm                                              1522
         Shimon Efrat                                             1522

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